POWER OF ATTORNEY

       I, Carlo Orsenigo, hereby appoint William

Brierly, Sarah K. Hilty and/or Carrie Etherton, my true

and lawful attorney-in-fact to:

1. Execute for me and on my behalf Forms 3, 4, and 5

and any Amendments thereto, in accordance with Section 16

of the Securities Exchange Act of 1934, as amended, and

the rules thereunder;

2. Do and perform any and all acts for me and on my

behalf which may be necessary or desirable to complete

and execute any such Forms 3, 4, and 5 and any

Amendments thereto and timely file such Forms and

Amendments with the Securities and Exchange Commission;

and

3. Take any other action of any type whatsoever in

connection with the foregoing which, in the opinion of

the attorney-in-fact, may be of benefit to, in the best

interest of, or legally required by me, it being

understood that the documents executed by the

attorney-in-fact on my behalf pursuant to this Power

of Attorney shall be in such form and shall contain

such terms and conditions as the attorney-in-fact may

approve in his discretion.

       I hereby grant to the attorney-in-fact full power

and authority to do and perform any and every act and

thing whatsoever requisite, necessary, or proper to be

done in the exercise of any of the rights and powers

herein granted, as fully to all intents and purposes

as I might or could do if personally present, with

full power of substitution or revocation, hereby

ratifying and confirming all that the attorney-in-fact,

or the attorney-in-fact's substitute or substitutes,

shall lawfully do or cause to be done by

virtue of this Power of Attorney and the rights and

powers herein granted.  I hereby acknowledge that the

foregoing attorney-in-fact, in serving in such capacity

at my request, is not assuming any of my responsibilities

to comply with Section 16 of the Securities Exchange Act

of 1934, as amended.

       This Power of Attorney shall remain in full force

and effect until I am no longer required to file Forms 3,

4, and 5 and any Amendments thereto, unless I earlier

revoke this Power of Attorney in a signed writing

delivered to the attorney-in-fact.

       IN WITNESS WHEREOF, I hereby cause this Power of

Attorney to be executed as of this 11th day of May

2017.

/s/Carlo Orsenigo

___________________________________

Carlo Orsenigo

Executive Vice President